Exhibit 99.1

JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Email: frankj@johnsonfistel.com

Attorneys for Plaintiffs

[Additional Counsel appear on signature page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

                                 Plaintiffs,

                    vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

                                 Defendants,

                    – and –

NANTKWEST, INC.,

                                 Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION EXHIBIT C

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:

ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NANTKWEST, INC. (“NANTKWEST”) AS OF APRIL 10, 2019 (“CURRENT NANTKWEST STOCKHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF NANTKWEST.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF NANTKWEST AND NANTKWEST WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED that the above-captioned stockholder derivative action (the “Action”) is being settled on the terms set forth in the Stipulation of Settlement dated as of April 10, 2019 (the “Stipulation”). This Notice is provided by Order of the Superior Court of the State of California, County of San Diego (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Action or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Court has made no findings or determinations concerning the merits of the Action. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation, which may be reviewed and downloaded at https://ir.nantkwest.com.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the Action. The Settling Parties to the Action have agreed upon terms to settle the Action and have signed the Stipulation setting forth those settlement terms.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

II.	SUMMARY OF THE ACTION

A.	Litigation History

On October 16, 2017, NantKwest shareholder Stuart L. Meyer issued a demand for corrective action, pursuant to Delaware law, to the NantKwest Board of Directors, requesting, inter alia, that the Board take action to remedy the purported harm to NantKwest resulting from certain alleged wrongful conduct beginning on July 28, 2015 and continuing through the present (the “Meyer Demand”). Specifically, the Meyer Demand alleged, inter alia, that the Individual Defendants are liable to NantKwest for: (i) breaching their fiduciary duties by issuing false and misleading statements regarding Soon-Shiong’s compensation, including (a) a secret warrant modification that elevated Soon-Shiong’s compensation higher than any other executive in the United States and (b) a secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering on or about July 28, 2015, which caused NantKwest to incur millions of dollars in undisclosed liability; and (ii) artificially inflating the Company’s financial results and stock price contemporaneously with those allegedly misleading statements.

On December 5, 2017, Defendants’ counsel requested Meyer’s consent to postpone a response to the Meyer Demand pending a decision by the Delaware Court of Chancery on Defendants’ then-forthcoming motion to dismiss in a related derivative litigation, In re NantKwest, Inc. Derivative Litig., Consol. C.A. No. 2017-0774-VCL (the “Delaware Litigation”). In exchange, Meyer’s Counsel requested that (1) NantKwest promptly make available to Meyer a set of documents produced to the stockholder plaintiffs in the Delaware Litigation pursuant to 8 Del. C. § 220 (“Section 220”); (2) the applicable statute of limitations be tolled during the course of the postponement; (3) should Meyer commence litigation in connection with the Meyer Demand, NantKwest must consider in good faith whether to permit that litigation to proceed in California instead of Delaware; and (4) Meyer must be included within any settlement discussions in the Delaware Litigation or any other threatened or filed derivative litigation involving the same or similar subject matter contained in the Meyer Demand. Defendants’ Counsel agreed, and the parties reached an agreement on December 6, 2017 to postpone a response to the Meyer Demand pending a decision on the motion to dismiss in the Delaware Litigation. The court in the Delaware Litigation dismissed the action under Court of Chancery Rule 23.1 on May 18, 2018.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

On January 5, 2018, NantKwest stockholder Paul J. Kaprelian (“Kaprelian”) issued a litigation demand, pursuant to Delaware law, to the Board. Like the Meyer Demand, Kaprelian demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements regarding Soon-Shiong’s compensation, including an alleged secret warrant modification and an alleged secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering.

On February 16, 2018, Kaprelian entered into a substantially similar agreement with Defendants as Meyer did in December 2017.

On November 9, 2017, NantKwest stockholder Steve Schnipper (“Schnipper”) submitted a stockholder demand for inspection of books and records to the Company, pursuant to Section 220. On December 6, 2017, Schnipper and the Company executed a Confidentiality and Non-Disclosure Agreement. On December 13, 2017, the Company produced documents to Schnipper which were previously produced in response to two other Section 220 demands.

On December 27, 2018, Schnipper issued a litigation demand pursuant to Delaware law to the Board which, like the demands made by Kaprelian and Meyer, demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements.

On March 5, 2018, Schnipper entered into a substantially similar agreement with Defendants as Meyer and Kaprelian.

B.	Settlement Efforts

In light of the Delaware Court of Chancery’s dismissal of the Delaware Litigation and for the sake of efficiency and in an effort to preserve the resources of the Settling Parties and the Court, in August 2018, Meyer’s Counsel conferred with Defendants’ Counsel to explore an appropriate global settlement resolving the Demands.

Accordingly, in or around September 24, 2018, Plaintiffs’ Counsel submitted a detailed and confidential global settlement demand letter to Defendants’ Counsel outlining a proposed framework for settlement, which included, inter alia, detailed proposed corporate governance reforms.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

After service of Plaintiffs’ global settlement demand letter, the Settling Parties engaged in arm’s-length negotiations into December 2018. Those negotiations culminated in a mediation held in San Diego, California on December 21, 2018 with Justice Howard B. Wiener, and attended by counsel for the Settling Parties. Before that point, no potential fees for Plaintiffs’ Counsel were discussed. That in-person mediation conducted with the oversight of Justice Wiener culminated in an agreement in principle by the Settling Parties to resolve the issues raised in the Demands, and which are set forth in this Action. The Settling Parties have now reached a definitive agreement to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, Plaintiffs obtained relief for NantKwest by causing NantKwest’s Board of Directors to agree to, within one hundred and twenty-five (125) calendar days from the Effective Date of the Settlement, adopt and/or maintain for a period of no less than four (4) years from the Effective Date of the Settlement certain Corporate Governance Reforms. The Corporate Governance Reforms include, inter alia: (i) Board independence reforms; (ii) the creation or maintenance of a Disclosure and Controls Committee; (iii) Compensation Committee reforms; (iv) the creation of a Related-Party Transaction Committee; (v) Audit Committee reforms; and (vi) the adoption or maintenance of a Compliance Officer charged with developing and maintaining compliance procedures.

The full text of the Corporate Governance Reforms are set forth in Exhibit A to the Stipulation, which may be found at https://ir.nantkwest.com/.

Additionally, the Company and the Board acknowledge that: the adoption, implementation, and maintenance of the Corporate Governance Reforms confer substantial and material benefits upon the Company, and that the issuance of the Demands, and the filing, prosecution, and resolution of the Derivative Action, were the only factor for the implementation of the Corporate Governance Reforms.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

The Settlement also provides for the entry of judgment dismissing the Action on the merits with prejudice, and the release of the Released Claims as detailed in the Stipulation.

IV.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Action, and all of the disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs and Plaintiffs’ Counsel believe that the issues raised in the Demands and the claims subsequently asserted in the Action have merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged. Nonetheless, Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. In so doing, Plaintiffs and Plaintiffs’ Counsel recognize the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their investigation and evaluation (detailed below), Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of NantKwest and its stockholders.

Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing NantKwest’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and issuing the

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

respective Demands; (v) preparing a mediation statement; (vi) preparing and filing the complaint; (vii) reviewing and analyzing relevant pleadings in related litigation, including but not limited to the related securities fraud class action, Sudunagunta v. NantKwest, Inc. et al., Case No. 2:16-cv-1947 (C.D. Cal.) (the “Related Securities Class Action”), and evaluating the merits of, and Defendants’ liability in connection with, the Related Securities Class Action and the Action; (viii) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (ix) participating in extensive, prolonged settlement discussions, including an in-person mediation held on December 21, 2018, as well as continued follow-up emails and telephone calls with Defendants’ Counsel; (x) reviewing documents produced by the Company to Plaintiffs; and (xi) negotiating this Stipulation and all exhibits hereto.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon NantKwest and its stockholders. Based upon these reforms as well as Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of NantKwest and its stockholders, and have agreed to settle the Action upon the terms and subject to the conditions.

B.	Why Did Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to NantKwest or its stockholders; committed or engaged in any violation of law or wrongdoing whatsoever; or that Plaintiffs, NantKwest, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Demands, Action, or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of NantKwest and its stockholders.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

The Defendants are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.	PLAINTIFFS’ COUNSEL’S FEE AND EXPENSE AMOUNT AND PLAINTIFFS’ SERVICE AWARDS

Plaintiffs’ Counsel have not received any payment for their work in connection with the Action, nor have they been reimbursed for out-of-pocket expenses. After negotiating the principal terms of the Settlement, the parties then separately negotiated, with the assistance of the Mediator, a fair and reasonable sum to be paid to Plaintiffs’ Counsel for attorneys’ fees and expenses in consideration for the substantial benefits conferred upon NantKwest and its stockholders. The Mediator recommended $500,000.00 as a fair and reasonable amount for such fees and expenses, which the Settling Parties accepted, and the Company and/or its insurers have agreed to pay that amount. Any Fee and Expense Amount awarded by the Court is intended by the Settling Parties to be paid to Plaintiffs’ Counsel in consideration for the value of the results achieved for NantKwest and its stockholders by Plaintiff’s Counsel.

In addition, Plaintiffs’ Counsel may apply to the Court for a service award not to exceed $1,000.00 per Plaintiff, only to be paid upon Court approval, in recognition of Plaintiffs’ participation and efforts in the prosecution of the Action (the “Service Awards”). The Service Awards, if approved by the Court, shall be paid to Plaintiffs out of any Court awarded Fee and Expense Amount.

VI.	SETTLEMENT HEARING

Pursuant to the Preliminary Approval Order of the Court, dated May 31, 2019, a hearing will be held on August 9, 2019, at 9:30 a.m., before the Honorable Gregory W. Pollack in Department C-71, at 330 West Broadway, San Diego, California 92101, for the purpose of determining: (A) whether the proposed Settlement, including the requested Fee and Expense

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

Amount and Service Awards, should be approved by the Court as fair, reasonable, and adequate; and (B) whether the Action should be dismissed with prejudice. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Judgment, in the Action concerning the Settlement.

Pending final determination of whether the Settlement should be approved, no Current NantKwest Stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute any of the Released Claims against any of the Released Persons, in any action or proceeding in any court, administrative agency, or other tribunal asserting agency.

VII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

As a Current NantKwest Stockholder, you may enter an appearance in this Action, at your own expense, individually or through counsel of your choice. If you do not enter an appearance, your interests as a stockholder of NantKwest will be represented by Plaintiffs’ Counsel. If you want to object to the Settlement, the Judgment to be entered in the Action, and/or the Fee and Expense Amount or Service Awards, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the date or time of the Settlement Hearing without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel (see below) before going to the Court. If you have no objection to the Settlement, the Judgment, and/or the Fee and Expense Amount or Service Awards, you do not need to appear at the Settlement Hearing or take any other action.

VIII.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current NantKwest Stockholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why the Fee and Expense Amount or the Service Awards should not be awarded shall state all reasons for the objection(s) and shall also: (a) state the case name and number: Meyer, et al., v. Soon-Shiong, et al., Case No. 37-2019-00019103-CU-SL-CTL; (b) provide proof of current ownership of NantKwest stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (e) include a proof of service signed under penalty of perjury.

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (a) personally filed with the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101, and (b) served by first class U.S. Mail on counsel for the Settling Parties at the following addresses:

For Defendants	For Plaintiffs
WILSON SONSINI GOODRICH & ROSATI, P.C. Boris Feldman 650 Page Mill Road Palo Alto, CA 94304	JOHNSON FISTEL, LLP Frank J. Johnson 655 West Broadway, Suite 1400 San Diego, CA 92101

Any Current NantKwest Stockholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only stockholders who have filed with the Court and served on the Settling Parties’ counsel valid and timely written notices of objection and accompanying materials will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

Any Current NantKwest Stockholder who does not make his, her, or its objection in the manner provided in this Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed Settlement as set forth in the Stipulation, to the Fee and Expense Amount, and Service Awards.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101 at any time during regular business hours of each business day. The Clerk’s office

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at: https://ir.nantkwest.com. Both the Notice and Stipulation were also filed as part of a Form 8-K with the SEC on June 10, 2019. Inquiries regarding the proposed Settlement also may be made to counsel for Defendants or Plaintiffs, as listed above.

PLEASE DO NOT CONTACT THE COURT, OR CLERK’S OFFICE, OR DEFENDANTS REGARDING THIS NOTICE.

DATED: May 31, 2019
BY ORDER OF THE COURT
SUPERIOR COURT OF THE STATE OF
CALIFORNIA, COUNTY OF SAN DIEGO

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION